Exhibit 10.3
AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN OF RESIDEO TECHNOLOGIES, INC. AND ITS AFFILIATES

AMENDMENT TO STOCK OPTION AWARD AGREEMENT

This amendment (the “Amendment”) to the STOCK OPTION AWARD AGREEMENT entered into as of the 28th day of May, 2020 (the “Option Award Agreement”) between Resideo Technologies, Inc. (the “Company”) and Jay Geldmacher (“Participant”) is effective July 31, 2025. Unless otherwise defined herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Option Award Agreement or Plan.

The Company, for good and valuable consideration, amends the Option Award Agreement as follows:

1.The Option Award Agreement is hereby amended to add the following row to the table in Section 7:

Event	Vesting	Exercise Period for Vested Awards
Termination of Service due to retirement, as defined in the letter agreement between Participant and the Company regarding Mr. Geldmacher’s retirement executed as of November 6, 2024 (the “Retirement Letter”)
	Fully vested	Expires on the earlier of (i) the Expiration Date set forth in Section 4, or (ii) one year following the date of Participant’s Termination of Service pursuant to the terms of the Retirement Letter.

2.Except as otherwise specified in this Amendment, all terms and conditions of the Option Award Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.

RESIDEO TECHNOLOGIES, INC.

By: /s/ Steve Kelly
Date: August 1, 2025